Exhibit 99.1

Profire Energy Reports Financial Results for Second Fiscal Quarter Fiscal 2017
Profire Achieved Revenue Growth of 138% and Net Income Growth of 317% Over the Same Quarter of 2016

LINDON, Utah August 9, 2017 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the “Company”) which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for fiscal quarter June 30, 2017. A conference call will be held on Thursday, August 10, 2017 at 1:00 p.m. EDT to discuss the results.

Fiscal Q2 2017 Highlights

•	Revenues Increased 138% Compared to Same Year-Ago Quarter and 21% Over the Prior Quarter

•	Four Consecutive Quarters of Double-Digit Revenue Growth

•	Net Income of $1.3 Million or $0.03 Per Diluted Share

•	Gross Profit Increased to roughly $5 Million or 53% of Total Revenues

•	Cash and Liquid Investments at Period End $20 Million

•	Remained Debt-Free

Fiscal Quarter Financial Results

Total revenues increased to nearly $9.5 million in the quarter which is a 138% increase from the same quarter a year ago and an 21% increase from the previous quarter.

With a 138% increase in revenues total operating expenses only increased 13% to $3.1 million, over the same quarter last year.

Gross profit increased to roughly $5 million or 53% of total revenues, as compared to $1.9 million or 48% of total revenues in the year-ago quarter.

Compared with the same year ago quarter, operating expenses for general and administrative increased 15%, R&D increased 10%, and depreciation decreased 18%.

Net income was $1.3 million or a gain of $0.03 per diluted share, compared to a net loss of $605,295 or a loss of $0.01 per diluted share in the same year-ago quarter.

Cash and liquid investments totaled $20 million at the end of the quarter and the Company continues to operate debt-free.

Management Commentary

“With the substantial increase in revenues over the prior year and over the prior quarter, our operating cost structure has remained relatively flat only increasing 13% year over year,” stated Ryan Oviatt, CFO of Profire. “This structure allowed us to achieve a 317% increase in net income when compared to the same quarter a year ago. We are committed to maintaining an appropriate cost structure as we continue to grow and will remain vigilant in the pursuit of other opportunities that could add value to our Company and its shareholders.”

“We have proven that we can turn a profit and adapt quickly even as the industry continues to struggle. We believe we can take advantage of opportunities as they arise that will help Profire to succeed in the future,” said Brenton Hatch, President and CEO of Profire Energy. “Technology product development remains a key focus for the Company. Particularly we have invested in the 3100 product in order to expand its features and capabilities. Profire is committed to maintaining its position as an industry technology leader.”

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the presentation, followed by a question and answer period. Date: Thursday, August 10, 2017
Time: 1:00 p.m. EDT (11:00 a.m. MDT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=125805. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available after 5:00 p.m. EDT on the same day through August 17, 2017.
Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay ID: 13668146

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on August 10, 2017, regarding the financial quarter results; the ability of the Company’s ability to maintain cost structures; Development of the 3100 product; the Company’s ability to adapt quickly to market changes or, the Company’s ability to remain an industry leader. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
ASSETS	June 30, 2017	December 31, 2016
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$9,310,895	$9,316,036
Accounts receivable, net	6,701,171	5,633,802
Inventories, net	8,297,245	7,839,503
Income tax receivable	194,752	180,981
Short term investments	2,110,602	2,965,536
Investments - other	2,250,000	2,250,000
Prepaid expenses & other current assets	622,396	410,558
Total Current Assets	29,487,061	28,596,416

LONG-TERM ASSETS
Net deferred tax asset	195,368	60,940
Long-term investments	6,356,832	5,504,997
Property and equipment, net	7,166,159	7,458,723
Goodwill	997,701	997,701
Intangible assets, net	493,265	490,082
Total Long-Term Assets	15,209,325	14,512,443

TOTAL ASSETS	$44,696,386	$43,108,859

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	1,315,561	1,220,478
Accrued vacation	192,579	154,307
Accrued liabilities	601,740	284,214
Income taxes payable	1,397,462	61,543
Total Current Liabilities	3,507,342	1,720,542

TOTAL LIABILITIES	3,507,342	1,720,542

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	—	—
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,684,293 issued and 48,662,169 outstanding at June 30, 2017 and 53,582,250 issued and 50,705,933 outstanding at December 31, 2016	53,684	53,582
Treasury stock, at cost	(6,423,737)	(3,582,805)
Additional paid-in capital	26,981,218	26,800,298
Accumulated other comprehensive loss	(2,434,140)	(2,810,743)
Retained earnings	23,012,019	20,927,985
Total Stockholders' Equity	41,189,044	41,388,317

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,696,386	$43,108,859

These financials should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES
Sales of goods, net	$8,834,650	$3,462,893	$16,126,879	$7,435,817
Sales of services, net	630,301	511,150	1,162,568	1,081,880
Total Revenues	9,464,951	3,974,043	17,289,447	8,517,697

COST OF SALES
Cost of goods sold-product	4,035,528	1,712,643	7,090,828	3,493,209
Cost of goods sold-services	452,591	347,150	854,613	810,343
Total Cost of Goods Sold	4,488,119	2,059,793	7,945,441	4,303,552

GROSS PROFIT	4,976,832	1,914,250	9,344,006	4,214,145

OPERATING EXPENSES
General and administrative expenses	2,739,055	2,385,567	5,682,368	5,055,668
Research and development	275,776	250,722	479,520	404,244
Depreciation and amortization expense	130,838	159,239	279,913	301,777
Total Operating Expenses	3,145,669	2,795,528	6,441,801	5,761,689

INCOME (LOSS) FROM OPERATIONS	1,831,163	(881,278)	2,902,205	(1,547,544)

OTHER INCOME (EXPENSE)
Gain (loss) on sale of fixed assets	46,374	(2,592)	48,476	(1,705)
Other (expense) income	18,798	4,756	13,385	(271,557)
Interest income	54,840	27,942	86,118	33,363
Total Other Income (Expense)	120,012	30,106	147,979	(239,899)

NET INCOME (LOSS) BEFORE INCOME TAXES	1,951,175	(851,172)	3,050,184	(1,787,443)

Income tax expense (benefit)	638,528	(245,877)	1,137,465	(417,531)

NET INCOME (LOSS)	$1,312,647	$(605,295)	$1,912,719	$(1,369,912)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$238,543	$773	$313,656	$(839,417)
Unrealized gains on investments, net of tax	26,659	—	62,947	—
Total Other Comprehensive Income (Loss)	265,202	773	376,603	(839,417)

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,577,849	$(604,522)	$2,289,322	$(2,209,329)

BASIC EARNINGS PER SHARE	$0.03	$(0.01)	$0.04	$(0.03)

FULLY DILUTED EARNINGS PER SHARE	$0.03	$(0.01)	$0.04	$(0.03)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	49,678,917	53,256,333	50,152,958	53,274,640

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	50,283,144	53,256,333	50,757,185	53,274,640
 These financials should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2017	2016
OPERATING ACTIVITIES
Net Income (Loss)	$1,912,719	$(1,369,912)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	458,293	512,703
Gain on sale of fixed assets	(48,255)	1,705
Bad debt expense	121,015	190,384
Stock options issued for services	372,086	156,286
Changes in operating assets and liabilities:
Changes in accounts receivable	(1,107,574)	3,201,882
Changes in income taxes receivable/payable	1,327,884	(749,358)
Changes in inventories	(646,870)	1,091,372
Changes in prepaid expenses	(205,781)	36,003
Changes in deferred tax asset/liability	(134,427)	232,559
Changes in accounts payable and accrued liabilities	716,436	(1,014,087)

Net Cash Provided by Operating Activities	2,765,526	2,289,537

INVESTING ACTIVITIES
Proceeds from sale of equipment	112,183	59,013
Proceeds from investments	66,045	—
Purchase of fixed assets	(181,566)	—

Net Cash Provided by (Used in) Investing Activities	(3,338)	59,013

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(20,800)	(99)
Purchase of Treasury stock	(2,840,932)	—

Net Cash Used in Financing Activities	(2,861,732)	(99)

Effect of exchange rate changes on cash	94,403	413,138

NET INCREASE IN CASH	(5,141)	2,761,589
CASH AT BEGINNING OF PERIOD	9,316,036	19,281,501

CASH AT END OF PERIOD	$9,310,895	$22,043,090

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest		$—
Income taxes	$67,078	$—

 These financials should be read in conjunction with the Form 10-Q and accompanying footnotes.